UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
_________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

DATE OF REPORT (Date of earliest event reported):  July 30, 2014

ITT EDUCATIONAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-13144	36-2061311
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

13000 North Meridian Street
Carmel, Indiana 46032-1404
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (317) 706-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 30, 2014, ITT Educational Services, Inc. (the “Company”) entered into a Fourth Amendment to Credit Agreement, Consent and Waiver (the “Fourth Amendment”) with the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.  The Fourth Amendment provides for certain amendments to and waivers of certain covenant defaults under the Credit Agreement dated as of March 21, 2012, as amended by the First Amendment thereto dated as of March 31, 2014, the Second Amendment thereto dated as of May 29, 2014 and the Third Amendment to Credit Agreement, Consent and Waiver dated as of June 30, 2014 (the “Credit Agreement”), among the Company, the lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent, Bank of America, N.A., as syndication agent, and Wells Fargo, N.A., as documentation agent.  Capitalized terms used in this Form 8-K and not defined herein have the meanings ascribed to such terms in the Credit Agreement.

The Fourth Amendment provides that:

•
Not later than September 28, 2014, or such later date as is agreed to by the administrative agent, the obligations of the Company under the Credit Agreement and for certain related bank products must be secured by mortgages on all of the real property owned by the Company as of the date of the Fourth Amendment, which consists of 30 separate parcels of land with improvements and fixtures thereon (along with real property described in the next paragraph, the “Mortgaged Property”).

•
In the event that, after the date of the Fourth Amendment, the Company or a Subsidiary Guarantor acquires a fee ownership interest in any real property that has a fair market value in excess of $1.0 million, the Company or subsidiary, as applicable, must provide a mortgage on that property to secure the obligations of the Company under the Credit Agreement.

•
Section 6.03(b)(iii) of the Credit Agreement is amended such that the exception to the limitation on asset dispositions not otherwise permitted by that section is reduced from $75.0 million in the aggregate during the term of the Credit Agreement to $5.0 million in the aggregate during the period from July 30, 2014 through the remaining term of the Credit Agreement and such asset dispositions must be for fair market value and adequate cash purchase consideration as reasonably determined by the administrative agent; provided, that such limitations do not apply to an asset disposition of Mortgaged Property to the extent such asset disposition generates net cash proceeds of at least 75% of the appraised value of such Mortgaged Property.

•
In addition to the existing limitation on Sale and Leaseback Transactions that net cash proceeds received in respect of which may not exceed $125.0 million in the aggregate during the term of the Credit Agreement, Section 6.11 is amended such that any Sale and Leaseback Transaction be for fair market value and adequate cash purchase consideration as reasonably determined by the Administrative Agent, provided that any Sale and Leaseback Transaction of Mortgaged Property shall be deemed to be for fair market value and adequate cash purchase consideration if it generates net cash proceeds of at least 75% of the appraised value of such Mortgaged Property.

•
Section 6.01(m) of the Credit Agreement is amended such that the permitted Indebtedness consisting of secured Indebtedness at any time outstanding (and not otherwise permitted by that section) is reduced from $25.0 million to $5.0 million in aggregate principal amount.

•
Section 6.02(l) of the Credit Agreement is amended such that permitted Liens to secure Indebtedness, obligations or liabilities at any one time outstanding (which Liens are not otherwise permitted by that section) may not secure debt in excess of $5.0 million in aggregate principal amount, rather than the original $25.0 million.

•
In the event that any net cash proceeds are received by the Company or a Material Subsidiary in connection with any sale, transfer, lease or other disposition of Mortgaged Property, including in connection with any Sale and Leaseback Transaction, or any mortgage financing or similar transaction with respect to Mortgaged Property, such net cash proceeds shall (a) first, be delivered to cash collateralize all then outstanding letters of credit under the Credit Agreement until such time as the administrative agent holds cash collateral equaling 103% of the face amount of such letters of credit; and (b) second, be used to repay outstanding borrowings under the Credit Agreement, which repayments shall be accompanied by a corresponding pro rata reduction of the commitment of each lender under the Credit Agreement.

•
If any collateral is sold in a transaction permitted under the Credit Agreement or is financed by Indebtedness permitted under the Credit Agreement, the administrative agent will release the mortgage or other security interest in such collateral.

•
The definition of “Significant Regulatory Event” in the Credit Agreement is amended to include a delay of more than five days in receipt of funding under Title IV of the Higher Education Act of 1965, as amended, following notice to the Company from the U.S. Department of Education (“DOE”) that the DOE intends to implement funding delays.

•
The portion of the commitments of the lenders available for letters of credit is increased from $80.0 million to $98.0 million.  The aggregate commitment of the lenders remains at $135.0 million, unless the Company has not caused the issuance of a letter of credit to the DOE (a “DOE Letter of Credit”) by October 31, 2014, in which case the aggregate commitments of the lenders will be reduced to $100.0 million, and the availability for letters of credit will revert to $25.0 million. Certain letters of credit in an aggregate amount of approximately $2.3 million previously issued by JPMorgan Chase Bank, N.A. are deemed to be letters of credit issued pursuant to the Credit Agreement.

•
Up to $98.0 million in cash posted as cash collateral for a DOE Letter of Credit will be treated as cash for purposes of determining the Company’s compliance with the minimum Liquidity covenant of the Credit Agreement.

•	The Company is required to deliver projected cash flow budgets to the administrative agent on a monthly basis.

•
The audited consolidated balance sheet and related statements of operations, stockholders' equity and cash flows of the Company, and the certificate of a financial officer of the Company as described in Section 5.01(c) of the Credit Agreement, in each case, as of and for the fiscal year ending December 31, 2013, required to be furnished by the Company, are required to be furnished by September 15, 2014, instead of July 31, 2014 (the date established by the Third Amendment to Credit Agreement).

•
The internally prepared consolidated balance sheet and related statements of operations, stockholders' equity and cash flows of the Company, and the certificate of a financial officer of the Company as described in Section 5.01(c) of the Credit Agreement, in each case, as of and for the fiscal quarter ending March 31, 2014, required to be furnished by the Company, are required to be furnished by September 15, 2014, instead of July 31, 2014 (the date established by the Third Amendment to Credit Agreement).

•
The internally prepared consolidated balance sheet and related statements of operations, stockholders' equity and cash flows of the Company, and the certificate of a financial officer of the Company as described in Section 5.01(c) of the Credit Agreement, in each case, as of and for the fiscal quarter ending June 30, 2014, required to be furnished by the Company, are required to be furnished by September 30, 2014, instead of August 14, 2014 (the original date required pursuant to the Credit Agreement).

Under the Fourth Amendment, the administrative agent and lenders waive the following Defaults or Event of Defaults:

(i)
any violation of the covenants in Section 5.01(b), Section 5.06, and Section 5.07 of the Credit Agreement, and any Event of Default under Article VII (c) and (e) of the Credit Agreement, solely to the extent that such violations or Events of Default relate to or arise from inaccuracies in, or adjustments to, the financial statements for the fiscal quarters ending March 31, 2013, June 30, 2013, and September 30, 2013 delivered pursuant to Section 5.01(b) of the Credit Agreement;

(ii)
any violation of the covenants in Section 5.03 and Section 5.07 of the Credit Agreement, and any Event of Default under Article VII (c) and (e) of the Credit Agreement with respect thereto, solely to the extent that such violations or Events of Default relate to or arise from the Company’s failure to file audited financial statements for the fiscal year ending December 31, 2013 and compliance audits of its institutions’ administration of federal student financial aid programs with the DOE on or before June 30, 2014;

(iii)
any violation of the covenant in Section 5.01(c) of the Credit Agreement and any Event of Default under Article VII(c) and (d) of the Credit Agreement with respect thereto, solely to the extent it results from or is related to the matters described in clauses (i) or (ii) above; and

(iv)
any violation of Section 5.02(b) of the Credit Agreement and any Event of Default under Article VII(c) and (d) of the Credit Agreement with respect thereto, solely to the extent it results from or is related to the matters described in clauses (i) through (iii) above.

As disclosed in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on July 2, 2014, due to the inability of the Company to submit its audited consolidated 2013 financial statements and the compliance audits of its institutions’ administration of federal student financial aid programs to the DOE by June 30, 2014, the DOE may determine that the Company’s institutions are not financially responsible, which could result in, among other things, the Company being required to post a letter of credit to the DOE, for a period of not less than five years, in an amount equal to at least 10% of the total Title IV Program funds received by the Company’s institutions during the Company’s most recently completed fiscal year.  The increase in the portion of the commitments of the lenders available for letters of credit under the Credit Agreement to $98.0 million in the Fourth Amendment was due to a re-evaluation of the face amount of any DOE Letter of Credit that the Company may be required to post.  Based on a more recent evaluation, the Company currently estimates that the DOE Letter of Credit may need to have a face amount of at least approximately $95.4 million, based on the approximately $954 million of gross funds disbursed to the Company’s institutions in 2013, prior to refunds. There can be no assurance that the Company will not be required to post a letter of credit in excess of the amount permitted by the Fourth Amendment, or that the Company will be able to provide the full amount of required cash collateral related to any letter of credit.

The above summary of the Fourth Amendment is qualified in its entirety by the full text of the Fourth Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.  The Credit Agreement was filed by the Company as Exhibit 10.1 to its Current Report on Form 8-K filed on March 27, 2012, the First Amendment was filed by the Company as Exhibit 10.1 to its Current Report on Form 8-K filed on April 4, 2014, the Second Amendment was filed by the Company as Exhibit 10.1 to its Current Report on Form 8-K filed on June 4, 2014, and the Third Amendment was filed by the Company as Exhibit 10.1 to its Current Report on Form 8-K filed on July 2, 2014, all of which are also incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

On July 29, 2014, the Company received a notice of termination of the Agreement for Purchase and Sale of Real Estate (the “Sale Leaseback Agreement”) from College Portfolio Buyer LLC (“CPB”).  The Sale Leaseback Agreement, dated as of May 8, 2014, between the Company and CPB provided that at the closing, the Company would sell up to 24 parcels of real property and related buildings, fixtures, other improvements, rights and interests that it owns to CPB, and the Company would enter into one or more master leases with CPB to lease the properties sold.  The Sale Leaseback Agreement was amended by that First Amendment to Agreement for Purchase and Sale of Real Estate (the “First Amendment”), dated as of June 4, 2014, to provide that the period within which CPB had to conduct its due diligence was extended to 5:00 p.m. on July 31, 2014.

CPB offered to the Company a proposed Second Amendment to Agreement for Purchase and Sale of Real Estate (the “Second Amendment”) that would have extended the period within which CPB had to conduct its due diligence to 5:00 p.m. on September 15, 2014.  Because the extension of the due diligence period would have extended the period of time during which the Company would have been obligated to sell and lease the properties under the Sale Leaseback Agreement and would have prohibited the Company from entering into other potential financing arrangements with respect to those properties during that time, the Company determined not to execute the Second Amendment.  The Company decided that, during that time period, it would prefer to have the flexibility to negotiate with other third parties and potentially enter into other arrangements regarding sale or financing transactions involving the Company’s real property.  As a result of the Company not executing the Second Amendment, and therefore the due diligence period not being extended, CPB would have forfeited its deposit of $1.0 million had it not terminated the Sale Leaseback Agreement prior to 5:00 p.m. on July 31, 2014.  The Company did not incur any early termination penalties related to the termination of the Sale Leaseback Agreement.

There can be no assurance that the Company will be able to negotiate and/or enter into other sale or financing transactions related to its real property on terms satisfactory to it or at all.  There are also limitations under the Credit Agreement on the Company’s ability to enter into financing transactions involving its real property.  See the description of the Fourth Amendment above.

See the Current Report on Form 8-K filed by the Company on May 14, 2014 for a summary of the terms of the Sale Leaseback Agreement, and the Current Report on Form 8-K filed by the Company on June 4, 2014 for a summary of the terms of the First Amendment.

Item 9.01.                   Financial Statements and Exhibits.

(d)	Exhibits:

The following exhibit is being filed herewith:

Exhibit No.                                    Description

10.1
Fourth Amendment to Credit Agreement, Consent and Waiver, dated as of July 30, 2014, by and among ITT Educational Services, Inc., the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent

Forward-Looking Statements

Except for the historical information contained herein, the matters discussed in this Current Report on Form 8-K are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements are made based on the current expectations and beliefs of the company's management concerning future developments and their potential effect on the company. The company cannot assure you that future developments affecting the company will be those anticipated by its management. These forward-looking statements involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially are the following: the inability of the company to file its 2013 Form 10-K during any available New York Stock Exchange (“NYSE”) cure period; the NYSE’s failure to grant a further extension of time in which the company can file the 2013 Form 10-K; any actions by the DOE related to the company’s failure to submit its 2013 audited financial statements and compliance audits with the DOE by the due date; the impact of the Consolidation on the company and the regulations, requirements and obligations that it is subject to; the failure of the company to obtain further required amendments or waivers of noncompliance with covenants under its credit agreement; changes in federal and state governmental laws and regulations with respect to education and accreditation standards, or the interpretation or enforcement of those laws and regulations, including, but not limited to, the level of government funding for, and the company's eligibility to participate in, student financial aid programs utilized by the company's students; business conditions and growth in the postsecondary education industry and in the general economy; the company's failure to comply with the extensive education laws and regulations and accreditation standards that it is subject to; effects of any change in ownership of the company resulting in a change in control of the company, including, but not limited to, the consequences of such changes on the accreditation and federal and state regulation of its campuses; the company's ability to implement its growth strategies; the company's failure to maintain or renew required federal or state authorizations or accreditations of its campuses or programs of study; receptivity of students and employers to the company's existing program offerings and new curricula; the company's ability to collect internally funded financing from its students; the company’s exposure under its guarantees related to private student loan programs; the company's ability to successfully defend litigation and other claims brought against it; and other risks and uncertainties detailed from time to time in the company's filings with the U.S. Securities and Exchange Commission. The company undertakes no obligation to update or revise any forward-looking information, whether as a result of new information, future developments or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 1, 2014

ITT Educational Services, Inc.

By:  /s/ Daniel M. Fitzpatrick
       Name: Daniel M. Fitzpatrick
       Title: Executive Vice President, Chief
Financial Officer

INDEX TO EXHIBITS

Exhibit No.                                           Description

10.1
Fourth Amendment to Credit Agreement, Consent and Waiver, dated as of July 30, 2014, by and among ITT Educational Services, Inc., the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent